                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

   Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

                          Date of Report: July 29, 2005
                        (Date of earliest event reported)

                           NOVELOS THERAPEUTICS, INC.
             (Exact name of registrant as specified in its charter)

           Delaware                      333-119366              04-3321804
(State or other jurisdiction of     (Commission File No.)      (IRS Employer
        incorporation)                                       Identification No.)

                          One Gateway Center, Suite 504
                                Newton, MA 02458
                    (Address of Principal Executive Offices)

                                 (617) 244-1616
               (Registrant's telephone number including area code)

          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act
     (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act
     (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the
     Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the
     Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02         UNREGISTERED SALES OF EQUITY SECURITIES

                  The issuances described below were made by Novelos
Therapeutics, Inc. (the "Company") in reliance upon the exemptions from registration provided under Section 4(2) of the Securities Act of 1933, as amended, and/or Regulation D promulgated thereunder.

         On June 29, 2005 and July 29, 2005, the Company sold, respectively 33 and 46 units of securities of the Company (each, a "Unit" and, collectively, the
"Units") to accredited investors pursuant to a Confidential Private Placement
Memorandum dated April 12, 2005, as amended and supplemented from time to time.
Each Unit consists of 20,000 shares of common stock, par value $.00001 per share
(the "Common Stock"), of the Company and three-year warrants to purchase 10,000 shares of Common Stock at a purchase price equal to $2.25 per share. The Units were offered directly by the Company and with the assistance of vFinance
Investments, Inc. and Mercer Capital Ltd. as placement agent (together, the
"Placement Agent"). In connection with the sale of Units, the Placement Agent is entitled to receive a selling commission equal to 8% of the gross proceeds of the Units sold by the Placement Agent, a non-accountable expense allowance equal to 2% of the gross proceeds of the total Units sold, warrants to purchase 10% of the shares of Common Stock sold by the Placement Agent at a purchase price of
$2.00 per share and 125,000 shares of Common Stock. As consideration for the
Units, the Company received gross cash proceeds of $1,975,000.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 3, 2005

                                      NOVELOS THERAPEUTICS, INC.

                                      By:  /s/  HARRY S. PALMIN
                                          --------------------------------
                                      Its:  Chief Executive Officer